                          THIS AGREEMENT MADE AS OF THE
                              5th Day of May, 2001

BETWEEN:

Anthony Sklar, a vendor having an office located at 530 South Federal Highway,
Suite 150 Deerfield Beach, Florida 33441-4140 (hereinafter referred to as the
"VENDOR")

                                       and

Winmax Trading Group, Inc. a company duly incorporated pursuant to the laws of the State of Florida and having an office located at 429 Seabreeze Boulevard,
Suite 227, Fort Lauderdale, FL 33316 (hereinafter referred to as "WMAX")

WHEREAS, WMAX is desirous of the VENDOR performing certain tasks on its behalf as more specifically stated in the Appendices attached hereto; and

WHEREAS, the VENDOR has reviewed the attached Appendices and is desirous of performing the stated tasks for WMAX.; and

WHEREAS, the VENDOR has secured the agreement of bNetTV.com, uptic.com, ABFG
Sales, Ltd. (ABFG ISD), The Taxin Financial Network and any other third party which has obligations to WMAX under this agreement; and

WHEREAS, both parties hereto have agreed each with the other that the VENDOR will perform the tasks stated in the attached Appendices upon the terms and conditions hereinafter recited.

IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES THAT:

1.   The Appendices attached hereto and marked as Appendix A, B, C, and D respectively are integral parts of this Agreement and the duties therein stated are binding upon the parties hereto.

2.   Upon execution of this Agreement, the VENDOR shall immediately commence:

                a)   Construction and hosting of an interactive web-site for
                     WMAX in accordance with the provisions of Appendix A;

                b)   Development of a database which will house all contact
                     information and perform specialize tasks relating to
                     shareholders, clients and sales leads in accordance with
                     the provisions of Appendix B;

                c)   Provide WMAX with weekly time on "bNetTV.com" in accordance with the provisions of Appendix C, such service to be
                     provided without charge to WMAX, and to be made available
                     in any event of the execution of this Agreement;

                d)   Provide WMAX with a corporate profile on the financial
                     website  "uptic.com" in accordance with the provisions of
                     Appendix D, such service to be provided without charge to
                     WMAX, and to be made available in any event of the
                     execution of this Agreement;

3.   The term of this Agreement shall be six (6) months from the date of execution hereof.

4.   WMAX hereby grants the VENDOR the right to assign any or all of its obligations incurred hereunder to any entity which is an affiliate of the
     VENDOR and by this Agreement does hereby consent to any said Assignment upon the VENDOR advising WMAX of said assignment in writing to WMAX's address for service noted herein and that subsequent to said assignment
     WMAX's relationship with the VENDOR is severed in its entirety provided however that WMAX is in no manner responsible for any further costs or expenses to said affiliate save and except for those said costs noted in this Agreement which have not been paid to the VENDOR.

5.   Any reference in this Agreement or the Appendices to the "VENDOR" shall include Anthony Sklar, his agents, assigns, successors, employees or any person acting on their behalf.

6.   WMAX acknowledges that the VENDOR in performing the services noted in the attached Appendices is relying exclusively upon the information provided it by WMAX and therefore notwithstanding anything to the contrary herein contained WMAX acknowledges that it is solely responsible for the truthfulness of the information provided to the VENDOR and therefore completely, wholly and without reservation indemnifies and saves the
     VENDOR, its Officers, Directors, Agents, Employees or Assigns from any and all liability respecting the performance of the VENDOR duties herein including but not restricted to any and all legal fees incurred.

7.   Not to restrict the foregone paragraph 5, WMAX further acknowledges that it has an exclusive duty to review any and all information prepared by the
     VENDOR and therefore any and all errors and/or omissions contained in any of the services provided WMAX by the VENDOR are hereby waived in their entirety and WMAX agrees to be totally and without reservation responsible for same should they occur and waives any action it can or June 4 have against the VENDOR, its Agents, Employees, Directors, Officers or Assigns
     for any damage or loss occasioned as a result of any said error and or omission and further should any damage be occasioned to any third party as a result of any said error or omission that WMAX fully and completely indemnifies the VENDOR, its Directors, Officers, Employees, Agents or
     Assigns for any and all said damages including but not restricted to legal fees incurred.

8.   The VENDOR shall have the right hereunder to conduct any investigation of
     WMAX or the WMAX products as it deems necessary in order for it to be assured that WMAX is following the term and the spirit of this Agreement and in the event that the VENDOR in the course of its investigation forms the reasonable belief that WMAX is or June 4 not be able to fulfill it's obligations hereunder (such as not having sufficient inventory available to satisfy consumer needs or is conducting it's business affairs in a manner not consistent with the standards and ethics of typical business'
     conducting business) then and in that event the cost of the investigation shall be borne by WMAX and the VENDOR shall , at it's sole option, be entitled to forthwith terminate this Agreement without Notice or Penalty.

9.   This Agreement shall be governed by the laws of the State of Florida and any court proceedings commenced hereunder shall be commenced and concluded at the venue of the VENDOR's direction within the State of Florida and that should any legal action be commenced by WMAX against the VENDOR that WMAX shall provide the VENDOR with fourteen (14) days written notice to the
     VENDOR to select a venue within the State of Florida to commence its action and should the VENDOR refuse or neglect to advise WMAX of said venue within the time period noted herein then and in that event WMAX shall be at liberty to select its own venue within the State of Florida.

10.  The VENDOR's address for service hereunder shall be in care of the VENDOR at Suite 208, 5920 Macleod Trail South, Calgary, Alberta, Canada T2H 0K2.

11.  WMAX's address for service hereunder shall be 429 Seabreeze Boulevard,
     Suite 227, Fort Lauderdale, FL 33316.

12.  Should any provision of this Agreement be ruled invalid, unenforceable or illegal then and in that event the offending provision shall be struck here from and be of no further force and effect but that the remainder of this
     Agreement shall remain in full force and effect.

13.  In consideration of the VENDOR performing the services noted in the attached Appendices A and B, WMAX shall pay to Anthony Sklar the greater in value of Three hundred fifty thousand (350,000) Shares by way of WMAX
     Common Stock or Three Hundred Fifty Thousand Dollars ($350,000) through
     WMAX's S-8 Registration Statement with the Security and Exchange Commission said shares to be deposited with Anthony Sklar prior to any services contracted to be provided for WMAX by the VENDOR being released to WMAX and
     in any event on or before   , 2001.

14.  The Parties agree that there is no compensation owing nor provided for the services noted in the attached Appendices B and C.

15.  The parties acknowledge each to the other that this Agreement has been approved by the WMAX Board of Directors and is a binding Agreement on both parties as evidenced by the execution hereof by an authorized signatory of each party.

Anthony Sklar

/s/ Anthony Sklar
----------------------
Authorized Signatory

Winmax Trading Group, Inc.
Ralph Pistor, President

/s/ Ralph Pistor
-----------------------
Authorized Signatory

                                   Appendix A
                Details of the website services and construction

The following outline will briefly give an estimate as to how the development process will be executed.

Stage One:  Planning:

During our initial consultation, the VENDOR will obtain a basic understanding of the objectives of WMAX and what the company has already accomplished in the development of their current web presence. Under the direction of WMAX, the
VENDOR will define the basic goals, and mission behind the project.

After this information gathering session has been completed the following categories will be outlined with detailed explanation.

                 1.       A Schedule for Site Completion
                 2.       Basic Site Content
                 3.       Technical Arrangements (including photos)
                 4.       Site Architecture
                 5.       Hosting parameters
                 6.       Site Promotion and Publication

Time to complete: 1-2 days

Stage Two:  Development:

After agreeing and signing thereto, development will commence. THE VENDOR will set aside space on a designated ABFG web server, and begin to layout the ideas and concepts discussed for the WMAX website. WMAX on a timely basis will approve photographs, illustrations, and Internet architecture. All back end issues will be addressed, and corrected, and the site is approved by WMAX before final publication.

Photographs of all products will be taken under the direction of WMAX.

     Time to complete: 1 - 2 weeks

Stage Three: Implementation

The process of building the website according to its design is called
"implementation". During this process web designers create hypertext markup language (HTML), Common Gateway Interface (CGI) programs, Flash Development, and/or Java scripts and/or applets. The implementation process resembles software development because it involves using a specific syntax for encoding web structures or a programming language in a formal language in computer files.
Although there are automated tools to help with the construction of HTML documents, a thorough grounding in HTML enriches the web "implementers"
expertise.

     Time to complete: 1 week

Stage Four: Testing

After THE VENDOR has Implemented the website onto the ABFG Internet servers, THE
VENDOR will begin a comprehensive review of aspects and traffic through the site ensuring that qualified hits will be at optimal levels. Cross platform testing will commence in this phase. All interactive components in the website will be subjected to a highly specialized group for pier testing. Testing will allow us to streamline and optimize the website for maximum efficiency.

         Time to complete: 1 week

Stage Five: Exposure:

Exposure is the process of handling all the public relations issues of a website. These include making the existence of a website known to online communities through publicity as well as forming business or other information alliances with other websites. Publication and Optimization of all web pages for search engine indexing. Promotion June 4 involve using specific marketing strategies or creating business models. This concluding step allows THE VENDOR to completely enhance your company's ability to maximize exposure to the predefined target markets.

                                   Appendix B
                       Details of the database development

================================================================================
Development plan
================================================================================
================================================================================
1. Requirements Analysis

Deliverable:

        o   System Requirements Document

Description of Deliverable:

The System Requirements Document is a list of functions the new system requires to perform. All requirements shall be written in terms that are both quantifiable and testable.
================================================================================
================================================================================
2. Functional Specification

Deliverable:

        o   Functional Specification

Description of Deliverable:

The Functional Specification is a description of the proposed system's functional design in terms of subsystems and modules that will accomplish the requirements. This will include a description of how the users will use the system The Functional Specification is independent of implementation technology.
================================================================================
================================================================================
3. Implementation Design

Deliverables:

        o   Implementation Design Document

        o   Test Plan Document

        o   Project Management Plan Document

Description of Deliverables:

The Implementation Design is a description of how the solution will be constructed, what underlying technologies are required, and resource sizing estimates

The Test Plan describes in detail how the new solution will be tested to ensure conformance to the System Requirements

The Project Management Plan outlines how staff and other resources will be used to complete the project
================================================================================
================================================================================
4. Construction and Testing

Deliverables:

        o   working solution available for functional testing by customer "beta"
            testers
        o   first draft of the user documentation
================================================================================
================================================================================
  5. Customer Functional Test

Deliverables:

        o   running system that has passed the functional test
================================================================================
================================================================================
  6. Installation and Conversion

Deliverable

        o   solution operating in customer environment
================================================================================
Database content space is not to exceed 250 Megs of space. If there is more space needed the Vendors will provide space in 100 mg increments at a cost of
$1000.00 per 100 mg.

                                   Appendix C
       Details of the times WMAX will appear at bNetTV for the purposes of
            Product Sales and Corporate Imaging Advertising Services

NOTE: The services outlined in this Appendix are available free of charge, whether or not this Agreement is executed.

THE VENDOR's live streaming media affiliation bNetTV.com (Business Network
Television) (http://www.bNetTV.com) is at the forefront of new media providing video conferencing, movie programming, live broadcasting and archived programming over the Internet through the latest streaming technologies.
bNetTV.com is comprised of a team of qualified professionals with a robust combination of Television and Internet experience. bNetTV.com develops winning video productions optimized for the Internet, CD's, or videocassette.

WMAX will be provided with the ability to do "live" or "taped" Webcasts to the
World Wide Web.

WMAX will be afforded the opportunity to appear on bNetTV.com's once a week, for the Six-month term of the contract, for a one Fifteen minute show, via videoconference.

These one Fifteen minute segments will be hosted with bNetTV.com's host and up to two- (2) representatives from WMAX.

These Fifteen minute segments will be archived for viewing at the WMAX website as well as the bNetTV.com website. Archived streams from the website will be limited to only the previous webcast of WMAX.

All Webcasts will remain the property of THE VENDOR. However, WMAX June 4 request up to one hundred additional copies of each Webcast at no additional cost provided written request is submitted to THE VENDOR for the copies.
Additional copies of each webcast June 4 be given on terms outside this contract.

                                   Appendix D
                        Details of the Uptic.com Profile

NOTE: The services outlined in this Appendix are available free of charge, whether or not this Agreement is executed.

1.   Implementation of an Opt-in E-mail campaign and other solicited email campaigns will commence upon execution of this agreement;

2.   A Standard Company Profile will be constructed on www.uptic.com;

3.   These campaigns June 4 be run in conjunction with WMAX "Press Releases";

4.   THE VENDOR will design WMAX a banner ad on the Uptic.com site;

5.   This ad will be a full color, 175 pixels wide by 75 pixels high or 300 pixels wide by 75 pixels high, and be hyperlinked to the page were the WMAX products are displayed and purchasable;

6.   THE VENDOR will provide WMAX with a detailed report showing stickativity, impressions, click through rates, etc;

7.   THE VENDOR will review the WMAX website, decide appropriate categories, and submit the site to more than 150 selected search engines and directories;

8.   THE VENDOR will confirm this by submitting a detailed report. THE VENDOR will place keywords or phrases within "meta tags" and hidden within the content of the HTML to assist in the high placement of your site on Search
     Engine listings when viewers use such keywords to search. This assists the improvement of ranking;